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BA0/167917.01

                 SMITH BARNEY SECTOR SERIES INC.

                      ARTICLES OF AMENDMENT


            Smith   Barney   Sector  Series  Inc.,   a   Maryland
corporation, having its principal office in Baltimore City, Maryland (the "Corporation"), hereby certifies to the State
Department of Assessments and Taxation of Maryland that:

            FIRST:    The  Articles  of  Incorporation   of   the
Corporation, as amended, are hereby further amended  by  deleting
Article I (as previously renumbered) and inserting in lieu thereof the following:

                            ARTICLE I

                              NAME

                The name of the corporation (hereinafter called the "Corporation") is Legg Mason Partners Sector Series, Inc.

           SECOND: The Charter of the Corporation is hereby amended by redesignating the issued and unissued shares of the Class A Common Stock, Class B Common Stock, Class C Common Stock, Class Y Common Stock and Class Z Common Stock, respectively, of the Smith Barney Financial Services Fund as the Class A Common Stock, Class B Common Stock, Class C Common Stock, Class Y Common Stock and Class Z Common Stock, respectively, of the Legg Mason Partners Financial Services Fund of the Corporation.

           THIRD: The Charter of the Corporation is hereby amended by redesignating the issued and unissued shares of the Class A Common Stock, Class B Common Stock, Class C Common Stock, Class Y Common Stock and Class Z Common Stock, respectively, of the Smith Barney Health Sciences Fund as the Class A Common Stock, Class B Common Stock, Class C Common Stock, Class Y Common Stock and Class Z Common Stock, respectively, of the Legg Mason Partners Health Sciences Fund of the Corporation.

           FOURTH: The Charter of the Corporation is hereby amended by redesignating the issued and unissued shares of the Class A Common Stock, Class B Common Stock, Class C Common Stock, Class Y Common Stock and Class Z Common Stock, respectively, of the Smith Barney Technology Fund as the Class A Common Stock, Class B Common Stock, Class C Common Stock, Class Y Common Stock and Class Z Common Stock, respectively, of the Legg Mason Partners Technology Fund of the Corporation.

           FIFTH: The foregoing amendments to the Charter of the Corporation have been approved by a majority of the entire Board of Directors and are limited to changes expressly permitted by
Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

           SIXTH: These Articles of Amendment to the Charter of the Corporation shall become effective at 9:00 a.m. on April 7, 2006.
           IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Chairman, President and Chief Executive Officer and witnessed by its Assistant Secretary on the ___ day of ____________, 2006.


WITNESS:                      SMITH BARNEY SECTOR SERIES INC.


                              By:
By:
        Thomas C. Mandia              R. Jay Gerken
        Assistant Secretary           Chairman, President and
                              Chief
                                      Executive Officer


THE UNDERSIGNED, Chairman, President and Chief Executive Officer of Smith Barney Sector Series Inc., who executed on behalf of the Corporation the Articles of Amendment of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies to the best of his knowledge, information and belief, that the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, and that this statement is made under the penalties for perjury.





                                      R. Jay Gerken
                                           Chairman, President
                               and Chief
                                           Executive Officer